UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2013 (October 23, 2013)

Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On October 23, 2013, Koss Corporation (the “Company”) held its Annual Meeting of Stockholders at the Hilton Milwaukee River at 4700 North Port Washington Road, Milwaukee, Wisconsin.

At the Annual Meeting, the Company’s stockholders elected John C. Koss, Thomas L. Doerr, Michael J. Koss, Lawrence S. Mattson, Theodore H. Nixon, and John J. Stollenwerk to serve as directors for one-year terms.  The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement. The Company’s stockholders voted, on an advisory basis, for the conduct of future advisory votes to approve the compensation paid to the Company’s Named Executive Officers on a yearly basis. In addition, the Company’s stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

The following tables show the voting results of the Annual Meeting of Stockholders:

1.             Election of directors.

Director	Votes For	Votes Withheld	Broker Non-Vote
John C. Koss	6,270,499	12,776	723,600
Thomas L. Doerr	6,222,205	61,070	723,600
Michael J. Koss	6,263,090	20,185	723,600
Lawrence S. Mattson	6,222,191	61,084	723,600
Theodore H. Nixon	6,270,694	12,581	723,600
John J. Stollenwerk	6,265,199	18,076	723,600

2.             Proposal to approve on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
6,108,890	161,873	12,512	723,600

3.             Advisory vote on the frequency of voting to approve the compensation paid to the Company’s Named Executive Officers.

Every Year	Every 2 Years	Every 3 Years	Votes Abstain	Broker Non-Vote
6,209,886	6,608	26,726	40,055	723,600

4.    Proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2014.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
6,993,078	8,618	5,179	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 25, 2013	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President